Use these links to rapidly review the document
TABLE OF CONTENTS

Exhibit 10.6

        ARSR PE, LLC

AMENDED AND RESTATED LIMITED LIABILITY COMPANY
OPERATING AGREEMENT

Dated as of July 14, 2016

        THE LIMITED LIABILITY COMPANY MEMBERSHIP INTERESTS OF ARSR PE, LLC ("UNITS") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), THE SECURITIES LAWS OF ANY STATE OR ANY OTHER APPLICABLE SECURITIES LAWS IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. SUCH UNITS MUST BE ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (A) THE SECURITIES ACT, (B) ANY APPLICABLE STATE SECURITIES LAWS, (C) ANY OTHER APPLICABLE SECURITIES LAWS, AND (D) THE TERMS AND CONDITIONS OF THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT.

i

ii

 AMENDED AND RESTATED LIMITED LIABILITY COMPANY
OPERATING AGREEMENT
OF
ARSR PE, LLC

        THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT (the "Agreement") of ARSR PE, LLC (the "Company") shall be effective as of 12:01 a.m. of this 14th day of July, 2016, and is entered into by Arbor Multifamily Lending, LLC (formerly known as ARSR Acquisition Company, LLC), a Delaware limited liability company ("AML" or the "Common Member") and Arbor Commercial Mortgage, LLC, a New York limited liability company ("ACM" or the "Preferred Member," and together with AML, the "Members"). This Agreement amends and restates, in its entirety, that certain Limited Liability Company Agreement of the Company, dated as of April 29, 2016 (the "Original Agreement").

RECITALS

        WHEREAS, the Company was formed as a limited liability company under the laws of the State of New York on April 20, 2016 pursuant to articles of organization filed with the Secretary of State of the State of New York; and

        WHEREAS, ACM and AML are parties to that certain asset purchase agreement, dated as of February 25, 2016, among Arbor Realty Limited Partnership, Arbor Realty Trust, Inc., AML, ACM, and Arbor Commercial Funding, LLC (as amended, the "Asset Purchase Agreement");

        WHEREAS, pursuant to Section 2.6 of the Asset Purchase Agreement and Section 1.12 hereof, ACM shall sell a percentage interest in the Purchased Assets (as defined in the Asset Purchase Agreement) that it owns other than the Excess Servicing Strip and the Freddie Mac I/O Strip (each as defined in the Asset Purchase Agreement) to AML for cash (the "AML Assets") and, concurrent with the effectiveness of this Agreement, shall contribute the remaining percentage interest in the Purchased Assets that it owns other than the Excess Servicing Strip and the Freddie Mac I/O Strip to the Company in exchange for 50,000 Preferred Units and the other consideration set forth herein; and

        WHEREAS, AML is disregarded as an entity separate from ARSR Alpine, LLC for federal income tax purposes; and

        WHEREAS, pursuant to Section 1.12 hereof, concurrent with the effectiveness of this Agreement, AML shall contribute and assign the AML Assets to the Company, and the Company shall acquire and assume the same (the "AML Contribution"), and AML shall receive 88,000 Common Units and the other consideration set forth herein in exchange for the AML Contribution; and

        WHEREAS, the Members desire to enter into this Agreement to amend and restate the Original Agreement and to provide for the regulation of the affairs and the conduct of the business of the Company on the terms set forth in this Agreement.

ARTICLE I

THE LIMITED LIABILITY COMPANY

        1.1.    Definitions.    Capitalized terms used herein shall have the meanings assigned to such terms in Exhibit A hereto.

        1.2.    Formation.    The Company was formed as a limited liability company under and pursuant to the provisions of the Act by the execution, delivery and filing of Articles of Organization described in Section 203 of the Act (the "Articles of Organization") with the Office of the Secretary of State of New York. The rights and liabilities of the Members shall be as provided under the Act, the Articles of Organization and this Agreement.

        1.3.    Name.    The name of the Company shall be "ARSR PE, LLC" and its business shall be carried on in such name with such variations and changes as the Managing Member (as hereinafter defined) shall determine or deem necessary to comply with requirements of the jurisdictions in which the Company's operations are conducted.

        1.4.    Purpose; Powers.

          (a)   The purposes of the Company are (i) to conduct or promote any lawful business, purpose or activity permitted for a limited liability company of the State of New York under the Act, (ii) subject to clause (i), to make such investments and engage in such activities as the Managing Member may approve, and (iii) to engage in any and all activities related or incidental to the purposes set forth in clauses (i) and (ii); provided, however, that, except if the Managing Member determines otherwise, such activities shall be limited to and conducted in such a manner as to not require the Company to be registered as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act") or to cause the Company to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal (and applicable state) income tax purposes.

          (b)   The Company has the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or in furtherance of the purposes of the Company set forth in this Section 1.4 and has, without limitation, any and all powers that may be exercised on behalf of the Company by the Managing Member pursuant to Article III hereof.

        1.5.    Term.    Except if the Company is sooner dissolved as provided herein, the term of the Company shall commence on the date of filing of the Articles of Organization and shall continue in full force and effect until the Company is dissolved and liquidated pursuant to the terms and conditions of Article VII and Article VIII of this Agreement and the Articles of Organization are canceled as provided in the Act.

        1.6.    Principal Business Office.     The principal business office of the Company shall be located at c/o Arbor Realty Trust, Inc., 333 Earle Ovington Boulevard, Suite 900, Uniondale, NY 11553, or at such other location as may hereafter be determined by the Managing Member. The Company may maintain such other offices at such other places as the Managing Member deems advisable.

        1.7.    Registered Office.     The address of the registered office of the Company in the State of New York is c/o Corporation Service Company, 80 State Street, Albany, New York, 12207-2543. At any time, the Managing Member may designate another registered office for the Company.

        1.8.    Registered Agent.     The name of the registered agent of the Company for service of process on the Company in the State of New York is Corporation Service Company, 80 State Street, Albany, New York, 12207-2543. At any time, the Managing Member may designate another registered agent for the Company.

        1.9.    Title to Company Property.     Legal title to all property of the Company shall be held and vested and conveyed in the name of the Company and no real or other property of the Company shall be deemed to be owned by the Members individually. The membership Units of the Members shall constitute personal property. The Members hereby waive any rights under the Act or other Applicable Law for partition of any Company property.

        1.10.    Fiscal Year.     The fiscal year of the Company (the "Fiscal Year") for financial statement purposes shall be fixed by the Managing Member.

        1.11.    Power of Attorney.     Each Member by execution of this Agreement, directly or through execution by power of attorney or other consent, irrevocably appoints the Managing Member its true and lawful attorney-in-fact, who may act for each Member and in its name, place and stead, and for its use and benefit, to sign, acknowledge, swear to, deliver, file or record, at the appropriate public offices, any and all documents, certificates and instruments, including without limitation, any and all amendments and restatements of this Agreement as may be deemed necessary or desirable by the

Managing Member to carry out fully the provisions of this Agreement and the Act in accordance with their terms, which power of attorney is coupled with an interest and shall survive the death, dissolution or legal incapacity of the Member, or the Transfer by the Member of any part or all of its Membership Interest.

        1.12.    Contributions.    Concurrent with the effectiveness of this Agreement, AML hereby contributes, transfers and assigns the AML Assets to the Company, and the Company hereby accepts transfer of and assumes the AML Assets from AML. In exchange for the AML Contribution, AML shall receive 88,000 Common Units and the other consideration set forth herein. Concurrent with the effectiveness of this Agreement, ACM hereby contributes, transfers and assigns its remaining interest in the Purchased Assets to the Company (the "ACM Contribution"), and the Company hereby accepts transfer of and assumes such assets from ACM. In exchange for the ACM Contribution, ACM shall receive 50,000 Preferred Units and the other consideration set forth herein. For federal income tax purposes, the transactions described herein shall be treated as the purchase by AML of a percentage interest in each of the Purchased Assets owned by ACM (other than the Excess Servicing Strip and the Freddie Mac I/O Strip) for cash followed by the contribution by AML and ACM of their respective percentage interests in such assets to the Company in exchange for their respective ownership interests in the Company as contemplated by Revenue Ruling 99-5, 1999-1 C.B. 434.

        1.13.    No Partnership under State Law.     The Members intend that the Company shall not be a partnership (whether general or limited) or joint venture and that no Member shall be a partner or joint venturer of any other Member for any purposes other than federal income tax purposes and, if applicable, state income or franchise tax purposes. The Members intend that the Company be treated as a partnership for United States federal and state income tax purposes unless otherwise decided by the Members, and the Members and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with this Section 1.13. No Member or any other Person shall make an election to have the Company treated as a corporation or other association taxable as a corporation for any tax purpose and no Member or other Person shall allow any equity interest in the Company to be traded on an established securities market or the substantial equivalent thereof.

ARTICLE II

THE MEMBERS

        2.1.    The Members.     As of the effective date of this Agreement, the Company shall have two classes of Units entitled "Common Units" and "Preferred Units," which shall be issued to the Members in the amounts set forth opposite such Member's name on Schedule A hereto. As of the date hereof, the Members (including the Common Members) are those listed on Schedule A attached hereto, which includes the addresses of such Members and the Units owned by each of them. The Units issued to the Members shall represent valid Membership Interests in the Company. The Units are subject to the restrictions on Transfer set forth in Article X and, except as set forth in a written agreement between the Managing Member or the Company and a Member with respect to Units held by such Member, no Members will have registration rights with respect to their Units.

        2.2.    Admission of New Members.     New members shall be admitted only upon approval of the Managing Member, subject in all cases to Article X and the other terms and conditions of this Agreement, and upon execution of a counterpart signature page to this Agreement. The Managing Member shall have the authority to amend and update Schedule A from time to time to reflect changes in the Members.

        2.3.    Liability of Members.     All debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Members shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member. If, notwithstanding the terms of this Agreement, it is determined under applicable Law that any Member has received a distribution which is required to be returned to or for the account of the Company or Company creditors, then the obligation under applicable Law of any Member to return all or part of a distribution made to such Member shall be the obligation of such Member and not of any other Member. To the fullest extent permitted by Law, no Member shall have any fiduciary duty, or any other duty or liability (except as expressly provided herein), to the Company or any other Member; provided, however that each Member shall be subject to the implied contractual covenant of good faith and fair dealing.

ARTICLE III

MANAGEMENT BY THE MANAGING MEMBER; COMPANY OBLIGATIONS

        3.1.    Managing Member.     The management of the Company is fully reserved to the Managing Member, who is AML. Subject to Sections 3.2 and 3.4 hereof, the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Managing Member, who shall make all decisions and take all actions for the Company. Decisions or actions taken by the Managing Member in accordance with this Agreement shall constitute decisions or actions by the Company and shall be binding on the Company. Except as expressly provided for herein, including Section 3.2 hereof, the Members (other than the Managing Member) shall not participate in, or take part in the control of, the business of the Company, and shall have no right or authority to act for or bind the Company.

        3.2.    Officers and Related Persons.     The Managing Member shall have the authority to (i) appoint and terminate officers of the Company, including, but not limited to, a chief executive officer, a president, one or more chief investment officers, a chief financial officer, one or more vice presidents (each of whom may be designated as an executive vice president, a senior vice president or a vice president with a particular area of responsibility), a treasurer, one or more assistant treasurers, a secretary and one or more assistant secretaries, each of which shall have such rights, powers and authority as the Managing Member may, in its sole discretion, from time to time delegate to any such officer, and (ii) retain and terminate employees, agents and consultants of the Company and to delegate such duties to any such officers, employees, agents and consultants as the Managing Member deems appropriate, including the power, acting individually or jointly, to represent and bind the Company in all matters, in accordance with the scope of their respective duties.

        3.3.    Company Obligations.

          (a)   Except as provided in this Section 3.3 and elsewhere in this Agreement (including the provisions of Articles V and IX hereof regarding distributions, payments and allocations to which it may be entitled), the Managing Member shall not be compensated for its services as Managing Member of the Company.

          (b)   All Administrative Expenses shall be obligations of the Company, and the Managing Member shall be entitled to reimbursement by the Company for any expenditure (including Administrative Expenses) incurred by it that has been made other than out of the funds of the Company. All reimbursements hereunder shall be characterized for federal income tax purposes as expenses of the Company incurred on its behalf, and not as expenses of the Managing Member.

        3.4.    Major Decisions.     Except as otherwise expressly provided in this Agreement, or as otherwise approved by the Common Member and the Preferred Member, the consent of the holders of more than 50% of the Percentage Interests of the outstanding Preferred Units (the "Required Holders") shall be required for any action that, either directly or by amendment, merger, consolidation, or otherwise:

          (a)   Amends, alters or repeals any provision of the organizational documents in a manner adverse to the rights, preferences, privileges or powers of the Preferred Units;

          (b)   Changes the authorized number of Preferred Units or any other series of preferred equity;

          (c)   Authorizes the creation of, creates or issues any other security convertible into or exercisable for any equity security having rights, preferences or privileges senior to or on a parity with the Preferred Units or having voting rights other than those granted to the preferred equity generally;

          (d)   Approves any merger, acquisition, consolidation, sale of assets, corporate reorganization of the Company or any other Deemed Liquidation (which excludes, for the avoidance of doubt, a Parent Change in Control);

          (e)   Approves the purchase, redemption or other acquisition of any equity interests of the Company (other than Preferred Units in accordance with the put and call rights set forth in this Agreement);

          (f)    Declares or pays any dividend or distribution with respect to any equity securities of the Company (other than the Preferred Units in accordance with this Agreement):

          (g)   Incurs debt or grants guaranties; or

          (h)   Approves the liquidation, dissolution or winding-up of the Company.

ARTICLE IV

CAPITAL CONTRIBUTIONS AND ACCOUNTS

        4.1.    Capital Contributions.     Each Member has made a capital contribution to the Company in exchange for the Units set forth opposite such Member's name on Schedule A hereto, as it may be amended or restated from time to time by the Managing Member to the extent necessary to reflect accurately sales, exchanges or other Transfers, redemptions, Capital Contributions, the issuance of additional Units or similar events having an effect on a Member's ownership of Units.

        4.2.    Additional Capital Contributions and Issuances of Additional Units.     Except as provided in this Section 4.2 or in Section 4.3 hereof, the Members shall have no right or obligation to make any additional Capital Contributions or loans to the Company. The Managing Member may contribute additional capital to the Company, from time to time, and receive additional Membership Interests, in the form of Units, in respect thereof, in the manner contemplated in this Section 4.2.

          (a)    Issuances of Additional Units.

            (i)    General.    As of the effective date of this Agreement, the Company shall have two classes of Units, entitled "Common Units" and "Preferred Units." Subject to Section 3.4, the Managing Member is hereby authorized to cause the Company to issue such additional Membership Interests, in the form of Units, for any Company purpose at any time or from time to time to the Members (including the Managing Member) or to other Persons for such consideration and on such terms and conditions as shall be established by the Managing Member in its sole and absolute discretion, all without the approval of any other Members. The Managing Member's determination that consideration is adequate shall be conclusive insofar as the adequacy of consideration relates to whether the Units are validly issued and fully paid. Any additional Units issued thereby may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to the then-outstanding Units held by the Members, all as shall be determined by the Managing Member in its sole and absolute discretion and without the approval of any other Member, subject to New York law that cannot be preempted by the terms hereof and as set forth in a written document hereafter attached to and made an exhibit to this Agreement (each, a "Unit Designation"), including, without limitation, (i) the allocations of items of Company income, gain, loss, deduction and credit to each such class or series of Units; (ii) the right of each such class or series of Units to share in the Company's distributions; and (iii) the rights of each such class or series of Units upon dissolution and liquidation of the Company.

        4.3.    Additional Funding.

          (a)   Subject to Section 3.4, if the Managing Member determines that it is in the best interests of the Company to provide for additional Company funds ("Additional Funds") for any Company purpose, the Managing Member may (i) cause the Company to obtain such funds from outside borrowings, or (ii) elect to have the Managing Member or any of its Affiliates provide such Additional Funds to the Company through loans or otherwise.

        4.4.    Capital Accounts.     A separate capital account (a "Capital Account") shall be established and maintained for each Member in accordance with Regulations Section 1.704-1(b)(2)(iv). When the Gross Asset Value of the Company's property is revalued by the Managing Member, the Capital Accounts of the Members shall be adjusted in accordance with Regulations Sections 1.704-1(b)(2)(iv)(f) and (g), which generally require such Capital Accounts to be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the Capital Accounts previously) would be allocated among the Members pursuant to Section 5.1 hereof if there were a taxable disposition of such property for its fair market value (as determined by the Managing Member, in its sole and absolute discretion, and taking into account Section 7701(g) of the Code) on the date of the revaluation.

        4.5.    Percentage Interests.     If the number of outstanding Common Units or Preferred Units increases or decreases during a taxable year, each Member's Percentage Interest shall be adjusted by the Managing Member effective as of the effective date of each such increase or decrease to a percentage equal to the number of Common Units and Preferred Units held by such Member divided by the aggregate number of Common Units and Preferred Units, as applicable, outstanding after giving effect to such increase or decrease. If the Members' Percentage Interests are adjusted pursuant to this Section 4.5, the Profits and Losses for the taxable year in which the adjustment occurs shall be allocated between the part of the year ending on the day when that adjustment occurs and the part of the year beginning on the following day either (i) as if the taxable year had ended on the date of the adjustment or (ii) based on the number of days in each part. The Managing Member, in its sole and absolute discretion, shall determine which method shall be used to allocate Profits and Losses for the taxable year in which the adjustment occurs. The allocation of Profits and Losses for the earlier part of the year shall be based on the Percentage Interests before adjustment, and the allocation of Profits and Losses for the later part shall be based on the adjusted Percentage Interests. In the event that there is an increase or decrease in the number of outstanding Units (other than Common Units and Preferred Units) during a taxable year, the Managing Member shall have similar discretion, as provided in the preceding sentences of this Section 4.5, to allocate items of Profit and Loss between the part of the year ending on the day when that increase or decrease occurs and the part of the year beginning on the following day, and that allocation shall take into account the Members' relative interests in those items of Profit and Loss before and after such increase or decrease.

        4.6.    No Interest on Contributions.     No Member shall be entitled to interest on its Capital Contribution.

        4.7.    Return of Capital Contributions.     No Member shall be entitled to withdraw any part of its Capital Contribution or its Capital Account or to receive any distribution from the Company, except as specifically provided in this Agreement. Except as otherwise provided herein, there shall be no obligation to return to any Member or former Member any part of such Member's (or former Member's) Capital Contribution for so long as the Company continues in existence.

        4.8.    No Third-Party Beneficiary.     No creditor or other third party having dealings with the Company shall have the right to enforce the right or obligation of any Member to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at Law or in equity, it being understood and agreed that the provisions of this Agreement, except as provided in Article IX hereof, shall be solely for the benefit of, and may be enforced solely by, the parties to this Agreement and their respective permitted successors and assigns. None of the rights or obligations of the Members herein set forth to make Capital Contributions or loans to the Company shall be deemed an asset of the Company for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Company or pledged or encumbered by the Company to secure any debt or other obligation of the Company or of any of the Members. In addition, it is the intent of the parties hereto that no distribution to any Member shall be deemed a return of money or other property in violation of the Act. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, a Member is obligated to return such money or property, such obligation shall be the obligation of such Member and not of any other Member. Without limiting the generality of the foregoing, a deficit Capital Account of a Member shall not be deemed to be a liability of such Member nor an asset or property of the Company.

        4.9.    Preferred Units.     A series of Units, designated as the Preferred Units, is hereby established. The number of Preferred Units shall be 50,000.

          (a)    Ranking.    The Preferred Units will rank, with respect to rights to the payment of distributions and the distribution of assets upon the liquidation, dissolution or winding up of the Company, (i) senior to the Common Units and to all other classes or series of Units, other than Units referred to in clauses (ii) and (iii) of this Section 4.9; (ii) on a parity with all classes or series of Units issued by the Company with terms specifically providing that those Units rank on parity with the Preferred Units with respect to rights to the payment of distributions and the distribution of assets in the event of any liquidation, dissolution or winding up of the Company; (iii) junior to all classes or series of Units issued by the Company with terms specifically providing that those Units rank senior to the Preferred Units with respect to rights to the payment of distributions and the distribution of assets in the event of any liquidation, dissolution or winding up of the Company and (iv) junior to all existing and future indebtedness of the Company. The term "Units" shall not include convertible or exchangeable debt securities of the Company.

          (b)    Preference Return.

              (i)  Holders of Preferred Units are entitled to receive, when, as and if authorized by the Managing Member, and declared by the Company, out of funds legally available for payment of distributions, cumulative preferential cash distributions at an annual rate equal to the applicable Preference Return for such period applied to the applicable Base Preference Amount for such period. Such distributions shall accumulate on a daily basis.

             (ii)  No distributions on Preferred Units shall be authorized by the Managing Member or paid or set apart for payment by the Company at any time when the terms and provisions of any agreement of the Company, including any agreement relating to any indebtedness of the Company, prohibits such authorization, payment or setting apart for payment thereof or provides that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment shall be restricted or prohibited by law, or if the Company is insolvent or would be made insolvent by making such distribution or payment.

            (iii)  Notwithstanding anything to the contrary contained herein, distributions on the Preferred Units will accumulate whether or not the terms and provisions of any laws or agreements referred to in this Section 4.9(b)(iii) hereof at any time prohibit the current payment of distributions, whether or not the Company has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized or declared. No interest, or sum in lieu of interest, will be payable in respect of any distribution on the Preferred Units which may be in arrears, and holders of the Preferred Units will not be entitled to any distributions in excess of full cumulative distributions described in Section 4.9(b)(i) hereof (other than pursuant to Section 5.2(a)(ii) upon a liquidation or winding up of the Company or upon a Deemed Liquidation). Any distribution made on the Preferred Units will first be credited against the earliest accumulated but unpaid distribution due with respect to the Preferred Units.

          (c)    Preference Amount.

              (i)  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, or upon a Deemed Liquidation, the holders of Preferred Units will be entitled to be paid out of the assets the Company has legally available for distribution to its Members subject to the preferential rights of the holders of any class or series of Units ranking senior to the Preferred Units with respect to the distribution of assets upon liquidation, dissolution or winding up or Deemed Liquidation, a liquidation preference equal to (x) the Base Preference Amount per Preferred Unit as of the date of the consummation of such event plus (y) all accrued and unpaid Preference Return thereon (whether or not such distributions are authorized or declared) to, but not including, the date of payment (the sum of (x) and (y), the "Preference Amount"), before any distribution of assets is made to holders of Common Units or any other class or series of Units that rank junior to the Preferred Units with respect to liquidation rights and such holders of Preferred Units shall not be entitled to any further payment.

             (ii)  After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Preferred Units will have no right or claim to any of the remaining assets of the Company.

          (d)    Preferred Unit Call Right.    For so long as any Preferred Units are outstanding, the Special Committee shall have the right to require the Managing Member, exercisable at any time in accordance with this Section 4.9(d), to cause the Company to repurchase all or a portion of the then outstanding Preferred Units at a purchase price per Preferred Unit equal to the Preference Amount thereof. To exercise the call right, the Company shall deliver written notice to the holder(s) of the Preferred Units so called for repurchase setting forth (i) the number of Preferred Units to be repurchased, (ii) the purchase price per Preferred Unit and the aggregate purchase price for all Preferred Units being purchased (the "Call Purchase Price") and (iii) the closing date for the repurchase, which shall be no earlier than ten (10) business days after delivery of the written notice and no later than thirty (30) business days after such delivery. At the closing of the repurchase of any Preferred Unit in accordance with this Section 4.9(d), the Company shall pay the Call Purchase Price to the holder(s) of the Preferred Unit(s) being purchased in cash by wire transfer of immediately available funds. The only document that a holder of Preferred Units shall be required to sign in connection with any such closing shall be an agreement conveying the Preferred Units owned thereby to the Company free and clear of all liens with customary representations concerning such holder's ability to give good title to such Preferred Units free from any liens. For the avoidance of doubt, the Managing Member shall not be entitled to exercise the call rights set forth in this Section 4.9(d) without the consent of the Special Committee.

          (e)    Preferred Unit Put Right.

              (i)  At any time upon the earlier to occur of (x) a Deemed Liquidation or Parent Change of Control or (y) any date on or after June 30, 2021, the Required Holders shall have the right, exercisable at any time in accordance with this Section 4.9(e), to require the Company to repurchase all or any portion of the then outstanding Preferred Units at a purchase price per

    Preferred Unit equal to the Preference Amount thereof. To exercise the put right, the Required Holders shall deliver written notice to the Company setting forth (i) the number of Preferred Units to be repurchased, (ii) the purchase price per Preferred Unit and the aggregate purchase price for all Preferred Units being purchased (the "Put Purchase Price") and (iii) the closing date for the repurchase, which, except in the case of a Deemed Liquidation or Parent Change of Control, shall be no earlier than sixty (60) business days after delivery of the written notice and no later than ninety (90) business days after such delivery and, in the case of a Deemed Liquidation or Parent Change of Control, shall be a date, as determined by the Company, concurrently with or within the five (5) business days following the consummation of such Deemed Liquidation or Parent Change of Control, as applicable.

             (ii)  At the closing of the repurchase of any Preferred Unit in accordance with this Section 4.9(e), the Company shall pay the Put Purchase Price to the holder(s) of the Preferred Unit(s) being purchased in cash by wire transfer of immediately available funds. The only document that a holder of Preferred Units shall be required to sign in connection with any such closing shall be an agreement conveying the Preferred Units owned thereby to the Company free and clear of all liens with customary representations concerning such holder's ability to give good title to such Preferred Units free from any liens.

          (f)    Notwithstanding the foregoing, in no event shall the Company be required to repurchase any Preferred Units pursuant to this Section 4.9(e) if, in the determination of the Managing Member, the Company is insolvent or would be made insolvent by repurchasing such Preferred Units.

ARTICLE V

PROFITS AND LOSSES; DISTRIBUTIONS

        5.1.    Allocation of Profit and Loss.

          (a)   Profits (and items thereof) and Losses (and items thereof) for any fiscal period shall be allocated to the Members in such a manner as to reduce or eliminate, to the extent possible, any difference, as of the end of such fiscal period, between (a) the sum of (i) the Capital Account of each Member, (ii) such Member's share of Company Minimum Gain and (iii) such Member Nonrecourse Debt Minimum Gain and (b) the respective net amounts, positive or negative, which would be distributed to them or for which they would be liable to the Company under this Agreement and the Act, determined as if the Company were to (1) sell its assets for an amount equal to its Gross Asset Value, (2) satisfy its outstanding liabilities in full (limited with respect to any nonrecourse liability to the Gross Asset Value of the assets securing or otherwise subject to such liabilities) and (3) distribute the proceeds of such sale pursuant to Section 5.2.

          (b)    Minimum Gain Chargeback.    Notwithstanding any provision to the contrary, (i) any expense of the Company that is a "nonrecourse deduction" within the meaning of Regulations Section 1.704-2(b)(1) shall be allocated in accordance with the Members' respective Percentage Interests, (ii) any expense of the Company that is a "partner nonrecourse deduction" within the meaning of Regulations Section 1.704-2(i)(2) shall be allocated to the Member that bears the "economic risk of loss" of such deduction in accordance with Regulations Section 1.704-2(i)(1), (iii) if there is a net decrease in Company Minimum Gain within the meaning of Regulations Section 1.704-2(f)(1) for any Company taxable year, then, subject to the exceptions set forth in Regulations Section 1.704-2(f)(2),(3), (4) and (5), items of gain and income shall be allocated among the Members in accordance with Regulations Section 1.704-2(f) and the ordering rules contained in Regulations Section 1.704-2(j), and (iv) if there is a net decrease in Member Nonrecourse Debt Minimum Gain within the meaning of Regulations Section 1.704-2(i)(4) for any Company taxable year, then, subject to the exceptions set forth in Regulations Section 1.704(2)(g), items of gain and income shall be allocated among the Members in accordance with Regulations Section 1.704-2(i)(4) and the ordering rules contained in Regulations Section 1.704-2(j). The manner in which it is reasonably expected that the deductions attributable to nonrecourse liabilities will be allocated for purposes of determining a Member's share of the nonrecourse liabilities of the Company within the meaning of Regulations Section 1.752-3(a)(3) shall be in accordance with a Common Member's Percentage Interest.

          (c)    Qualified Income Offset.    If a Member receives in any taxable year an adjustment, allocation or distribution described in subparagraphs (4), (5) or (6) of Regulations Section 1.704-1(b)(2)(ii)(d) that causes or increases a deficit balance in such Member's Capital Account that exceeds the sum of such Member's shares of Company Minimum Gain and Member Nonrecourse Debt Minimum Gain, as determined in accordance with Regulations Sections 1.704-2(g) and 1.704-2(i), such Member shall be allocated specially for such taxable year (and, if necessary, later taxable years) items of income and gain in an amount and manner sufficient to eliminate such deficit Capital Account balance as quickly as possible as provided in Regulations Section 1.704-1(b)(2)(ii)(d). After the occurrence of an allocation of income or gain to a Member in accordance with this Section 5.1(c), to the extent permitted by Regulations Section 1.704-1(b), items of expense or loss shall be allocated to such Member in an amount necessary to offset the income or gain previously allocated to such Member under this Section 5.1(c).

          (d)    Capital Account Deficits.    Loss shall not be allocated to a Member to the extent that such allocation would cause a deficit in such Member's Capital Account (after reduction to reflect the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6)) to exceed the sum of such Member's shares of Company Minimum Gain and Member Nonrecourse Debt Minimum Gain. Any Loss in excess of that limitation shall be allocated to the other Members. After the occurrence of an allocation of Loss to the other Members in accordance with this Section 5.1(d), to the extent permitted by Regulations Section 1.704-1(b), Profit first shall be allocated to the other Members in an amount necessary to offset the Loss previously allocated to the other Members under this Section 5.1(d).

          (e)    Allocations Between Transferor and Transferee.    If a Member Transfers any part or all of its Membership Interest, the distributive shares of the various items of Profit and Loss allocable among the Members during such fiscal year of the Company shall be allocated between the transferor and the transferee Member either (i) as if the Company's fiscal year had ended on the date of the Transfer or (ii) based on the number of days of such fiscal year that each was a Member without regard to the results of Company activities in the respective portions of such fiscal year in which the transferor and the transferee were Members. The Managing Member, in its sole and absolute discretion, shall determine which method shall be used to allocate the distributive shares of the various items of Profit and Loss between the transferor and the transferee Member.

          (f)    Definition of Profit and Loss.    "Profit" and "Loss" and any items of income, gain, expense or loss referred to in this Agreement shall be determined in accordance with federal income tax accounting principles, as modified by Regulations Section 1.704-1(b)(2)(iv), except that Profit and Loss shall not include items of income, gain and expense that are specially allocated pursuant to Sections 5.1(b), 5.1(c) or 5.1(d) hereof. All allocations of income, Profit, gain, Loss and expense (and all items contained therein) for federal income tax purposes shall be identical to all allocations of such items set forth in this Section 5.1, except as otherwise required by Section 704(c) of the Code and Regulations Section 1.704-1(b)(4). With respect to properties acquired by the Company, the Company shall elect the "traditional method" for allocating items of income, gain and expense as required by Section 704(c) of the Code with respect to such properties, and such election shall be binding on all Members.

        5.2.    Distribution of Cash.

          (a)   Subject to Section 5.2(b) hereof and to the terms of any Unit Designation, the Company shall distribute cash at such times and in such amounts as are determined by the Managing Member in its sole and absolute discretion, to the Members who are Members on the distribution date with respect to such quarter (or other distribution period) in the following priority:

              (i)  First, to the Preferred Units pro rata based on Percentage Interest, up to the accrued and unpaid Preference Return;

             (ii)  Second, solely upon a liquidation or winding up of the Company or upon a Deemed Liquidation, to the Preferred Units pro rata based on Percentage Interest, up to (together with the distributions pursuant to clause (i)) the Preference Amount;

            (iii)  Third, any remaining amounts to the Common Units pro rata based on Percentage Interest.

  Upon a Deemed Liquidation in which the Preferred Units are not otherwise cancelled or purchased, the Preferred Units shall be deemed automatically cancelled upon the completion of the distribution pursuant to this Section 5.2(a) in connection with such Deemed Liquidation.

          (b)   Notwithstanding any other provision of this Agreement, the Managing Member is authorized to take any action that it determines to be necessary or appropriate to cause the Company to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445, 1446, and 1471 through 1474 of the Code and pay over to any federal, state, local or foreign government any tax payments (e.g. amounts required to be so withheld pursuant to federal, state, local or foreign law) ("Tax Payments"), or if the Company determines to make an Imputed Tax Underpayment as set forth under Section 6.2(c) the amount of such Imputed Tax Underpayment with respect to any Member shall be treated as a Tax Payment, and the Company may withhold such amounts and make such Tax Payments as so required. To the extent that the Company is required to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to a Member or assignee (including by reason of Section 1446 of the Code), either (i) if the actual amount to be distributed to the Member (the "Distributable Amount") equals or exceeds the Withheld Amount, the entire Distributable Amount shall be treated as a distribution of cash to such Member, or (ii) if the Distributable Amount is less than the Withheld Amount, the excess of the Withheld Amount over the Distributable Amount shall be treated as a Company Loan from the Company to the Member on the day the Company pays over such amount to a taxing authority. A Company Loan shall be repaid upon the demand of the Company or, alternatively, through withholding by the Company with respect to subsequent distributions to the applicable Member or assignee and any such distributions so withheld shall be deemed first to have been distributed to the applicable Member or assignee and then immediately repaid to the Company.

        Any amounts treated as a Company Loan pursuant to this Section 5.2(b) shall bear interest at the lesser of (i) 300 basis points above the rate of interest per annum publicly announced from time to time by Bank of America, N.A. as its prime rate in effect at its principal office in New York City, or (ii) the maximum lawful rate of interest on such obligation, such interest to accrue from the date the Company or the Managing Member, as applicable, is deemed to extend the loan until such loan is repaid in full.

        5.3.    No Right to Distributions in Kind.     No Member shall be entitled to demand property other than cash in connection with any distributions by the Company.

        5.4.    Limitations on Distributions.     Notwithstanding any of the provisions of this Article V, the Company shall not be required to make distributions from the Company to any Member to the extent such distribution is inconsistent with, or in violation of, the Act or any provision of this Agreement or other applicable law.

        5.5.    Distributions Upon Liquidation.

          (a)   Upon liquidation of the Company, after payment of, or adequate provision for, debts and obligations of the Company, including any Member loans, any remaining assets of the Company shall be distributed to all Members with positive Capital Accounts in accordance with their respective positive Capital Account balances.

          (b)   For purposes of Section 5.5(a) hereof, the Capital Account of each Member shall be determined after all adjustments made in accordance with Section 5.1 hereof resulting from Company operations and from all sales and dispositions of all or any part of the Company's assets. It is the intent of the Members that the allocations of income, gain, and loss pursuant to this Section 5.5 shall result in the Capital Account balances of the Members being such that all distributions upon dissolution would be made in accordance with the amount that would be distributed to the Members if such distributions were made pursuant to Section 5.2; provided, however, that in the event that the Managing Member shall determine that there is a reasonable possibility that the allocations to be made pursuant to Section 5.1 would not result in the distributions to be made to the Members upon a dissolution of the Company being made in the manner contemplated in Section 5.2, the Managing Member is authorized and directed to adjust the allocations of income, gain, loss, and deduction (or items thereof) otherwise provided for in Section 5.1 in such manner as the Managing Member concludes is more likely to result in the distributions to be made to the Members upon dissolution being made in the manner contemplated in Section 5.2, subject to the condition that tax counsel to the Company shall have determined that such adjusted allocations would be considered to have substantial economic effect under Section 704(b) of the Code.

          (c)   Any distributions pursuant to this Section 5.5 shall be made by the end of the Company's taxable year in which the liquidation occurs (or, if later, within 90 days after the date of the liquidation). To the extent deemed advisable by the Managing Member, appropriate arrangements (including the use of a liquidating trust) may be made to assure that adequate funds are available to pay any contingent debts or obligations.

        5.6.    Substantial Economic Effect.     It is the intent of the Members that the allocations of Profit and Loss under the Agreement have substantial economic effect (or be consistent with the Members' interests in the Company in the case of the allocation of losses attributable to nonrecourse debt) within the meaning of Section 704(b) of the Code as interpreted by the Regulations promulgated pursuant thereto. This Article V and other relevant provisions of this Agreement shall be interpreted in a manner consistent with such intent.

ARTICLE VI

TAX MATTERS

        6.1.    Company for Tax Purposes.     It is the intention of the Members that the Company be treated as a partnership for U.S. federal income tax purposes. By executing this Agreement, each of the Members hereby consents to any election made by the Managing Member on behalf of the Company to be treated as a partnership for U.S. federal income tax purposes (and any applicable state and local tax purposes).

        6.2.    Tax Matters Member and Audits.

          (a)   The Managing Member is hereby designated as the "tax matters partner," as such term is defined in Section 6231(a)(7) of the Code (and any similar capacity under state, local or foreign law) as in effect prior to the enactment of the Bipartisan Budget Act of 2015, and the "partnership representative" as such term is defined in Section 6223(a) of the Code and in any similar capacity under state or local tax law (the "Tax Matters Member"). The Tax Matters Member is authorized and required to represent the Company (at the Company's expense) in connection with all examinations of the Company's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. Each Member agrees to cooperate with the Tax Matters Member and to do or refrain from doing any or all things reasonably required by the Tax Matters Member to conduct such proceedings.

          (b)   For Company taxable years beginning after December 31, 2017 (or any earlier year, if the Tax Matters Member, on behalf of the Company, so elects), (i) the Tax Matters Member shall act as the "partnership representative" under Section 6223 of the Code, as amended by the 2015 Act (or any successor thereto) and in any similar capacity under state, local or non-U.S. law, as applicable; and (ii) notwithstanding anything else to the contrary in this Agreement, the Tax Matters Member shall apply the provisions of subchapter C of chapter 63 of the Code, as amended by the 2015 Act (or any successor rules thereto), or similar provisions of state, local or non-U.S. tax law, with respect to any audit, imputed underpayment, other adjustment, or any such decision or action by the IRS (or other tax authority) with respect to the Company or the Members for such taxable years, in the manner determined by the Tax Matters Member in its sole discretion. The Members shall have no claim against the Company or the Tax Matters Member for any form of damages or liability as a result of actions taken or remedies pursued by or on behalf of the Company in order to comply with the rules under subchapter C of chapter 63 of the Code, as amended by the 2015 Act (or any successor rules thereto) or similar provisions of state, local or non-U.S. law. The Tax Matters Member shall reasonably notify the Members of any tax deficiencies assessed or proposed to be assessed (of which the Tax Matters Member is actually aware) by any taxing authority against the Company or the Members. Each Member authorizes the Tax Matters Member to amend this Agreement to the extent necessary in order for the Company to comply with any changes in the rules for U.S. federal, state, local or non-U.S. tax audits, examinations, assessments or collection of taxes of the Company or its Members including amendments that affect each Member's past or present interest in the Company. By entering into this Agreement, each Member acknowledges that it has knowledge of, or been advised of, changes to rules regarding U.S. federal income tax audits, examinations, assessments and collections that resulted from the 2015 Act, including additional economic burdens from taxation that may in some cases be imposed on partners in a partnership as a result of such changes when compared to prior law.

          (c)   Under Section 6225 of the Code as enacted under the 2015 Act, in the case of any adjustment by the IRS in the amount of any item of income, gain, loss, deduction, or credit of the Company or any Member's distributive share thereof (an "IRS Adjustment"), the Company may pay an imputed underpayment as calculated under Section 6225(b) of the Code with respect to the IRS Adjustment, including interest and penalties (an "Imputed Tax Underpayment") in the Adjustment Year or otherwise take the IRS Adjustment into account in the Adjustment Year. Each Member agrees to amend its U.S. federal income tax return(s) to include (or reduce) its allocable share of the Company's income (or losses) resulting from an IRS Adjustment and pay any tax due with such return as required under Section 6225(c)(2) of the Code even if an Imputed Tax Underpayment liability of the Company or IRS Adjustment occurs after the Member's withdrawal from the Company. Each Member does hereby agree to indemnify and hold harmless the

  Company and the Tax Matters Member from and against any liability with respect to the Member's proportionate share of any Imputed Tax Underpayment or other IRS Adjustment resulting in liability of the Company, regardless of whether such Member is a Member in the Company in an Adjustment Year, with such proportionate share as reasonably determined by the Tax Matters Member, including the Tax Matters Member's reasonable discretion to consider each Member's interest in the Company in the Reviewed Year and a Member's timely provision of information necessary to reduce the amount of Imputed Tax Underpayment set forth in Section 6225(c) of the Code. This obligation shall survive a Member's ceasing to be a Member of the Company and/or the termination, dissolution, liquidation and winding up of the Company.

          (d)   The Tax Matters Member may in its sole discretion elect under Section 6226 of the Code as implemented under the 2015 Act to cause the Company to issue adjusted Internal Revenue Service Schedules K-1 (or such other form as applicable) reflecting a Member's shares of any IRS Adjustment for the Adjustment Year as an alternative to the Company's payment of an Imputed Tax Underpayment for any tax year. Without the permission of the tax matters partner or partnership representative, no Member shall take a position on any tax return or other filing with any tax authority (or court) with respect to an item of income, gain, loss, deduction or credit attributable to the Company that is inconsistent with the Company's treatment of such item on its tax return, file a petition under Section 6226 of the Code or claim in court with respect to such item of the Company or request an administrative adjustment under Section 6227 of the Code with respect to such item, including under Section 6222(c) of the Code as enacted by the 2015 Act.

        6.3.    Tax Elections.     The determinations of the Managing Member with respect to the Company's treatment of any item or its allocation for U.S. federal, state or local tax purposes shall be binding upon all of the Members so long as such determination shall not be inconsistent with any express term hereof. The Managing Member shall make (or refrain from making, as applicable) all appropriate elections and take (or refrain from taking, as applicable) all other appropriate actions to the extent required pursuant to Section 7701 of the Code (and the Regulations thereunder) for the Company to be classified as a "partnership" for U.S. federal income tax purposes and any applicable state and local tax purposes. The Managing Member may, in its sole discretion, make or revoke any tax election which the Managing Member deems appropriate, including without limitation, an election pursuant to Section 754 of the Code.

ARTICLE VII

EVENTS OF DISSOLUTION

        7.1.    Events.     The Company shall be dissolved upon the occurrence of any of the following events (each, an "Event of Dissolution"):

          (a)   Determination by the Managing Member to dissolve the Company following the sale, Transfer or other disposition of all or substantially all of the assets of the Company, provided that any such determination that is not in connection with a Deemed Liquidation and is undertaken for the primary purpose of triggering a payment of the Preference Amount to the Preferred Units shall require the consent of the Special Committee;

          (b)   The unanimous vote of the Members to dissolve, wind up, and liquidate the Company, provided that any such determination that is not in connection with a Deemed Liquidation and is undertaken for the primary purpose of triggering a payment of the Preference Amount to the Preferred Units shall require the consent of the Special Committee; or

          (c)   A judicial dissolution of the Company under Section 702 of the Act.

        7.2.    Continuation.     No other events shall cause the dissolution of the Company.

ARTICLE VIII

LIQUIDATION AND TERMINATION

        8.1.    Liquidation and Termination.

          (a)   In the event that an Event of Dissolution shall occur, then the Company shall be liquidated and its affairs shall be wound up in an orderly fashion under the direction of the Managing Member or its designee. All proceeds from such Event of Dissolution shall be distributed in accordance with the provisions of Section 5.5.

          (b)   Upon the completion of the distribution of the Company's assets following liquidation, the Company shall be terminated and articles of dissolution shall be executed and filed by the Company in accordance with Section 705 of the Act.

ARTICLE IX

INDEMNIFICATION

        9.1.    Indemnification and Advances.

          (a)   Subject to other applicable provisions of this Article IX, each Person that is or was a Member, director, officer, employee, Tax Matters Member or agent of the Company shall not be liable to the Company, any Subsidiary of the Company, any director of the Company, any Member or any holder of any equity interest in any Subsidiary of the Company for any acts or omissions by any such Person arising from the performance of their duties and obligations in connection with the Company or this Agreement, including with respect to any acts or omissions made while serving at the request of the Company as an officer, director, member, partner, Tax Matters Member, fiduciary or trustee of another corporation, partnership, joint venture, trust or other enterprise, except (i) for any breach of such Person's duty of loyalty to the Company or the Members, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of Law or (iii) for any transaction from which such Person derived an improper personal benefit. The Company may indemnify, to the fullest extent permitted by Law, each Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact that the Person is or was a Member, director, officer, employee, Tax Matters Member or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, Tax Matters Member or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Person in connection with such action, suit or proceeding, if the Person acted in good faith and in a manner the Person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Person did not act in good faith and in a manner which the Person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the Person's conduct was unlawful.

          (b)   The Company may indemnify, to the fullest extent permitted by Law, any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that the Person is or was a Member, director, officer, employee, Tax Matters Member or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by the Person in connection with the defense or settlement of such action or suit if the Person acted in good faith and in a manner the Person reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such Person shall have been adjudged to be liable to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

          (c)   To the extent that a present or former Member, director or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 9.1(a), or in defense of any claim, issue or matter therein, such Person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such Person in connection therewith.

          (d)   Each of the Persons entitled to be indemnified for expenses and liabilities as contemplated above may, in the performance of his, her or its duties, consult with legal counsel and accountants, and any act or omission by such Person on behalf of the Company in furtherance of the interests of the Company in good faith in reliance upon, and in accordance with, the advice of such legal counsel or accountants will be full justification for any such act or omission, and such Person will be fully protected for such acts and omissions; provided, that such legal counsel or accountants were selected with reasonable care by or on behalf of the Company.

          (e)   Any indemnification of a present or former Member, director, officer, employee, Tax Matters Member or agent of the Company under Sections 9.1(a) or 9.1(c) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the present or former Member, director, officer, employee, Tax Matters Member or agent of the Company is proper in the circumstances because the Person has met the applicable standard of conduct set forth in Section 9.1(a) or pursuant to Section 9.1(c), as the case may be. Such determination shall be made, with respect to a Person who is a Member, director, officer, employee or agent of the Company at the time of such determination, (1) by a majority vote of the members of the board of directors of the Managing Member or its parent, ARSR Alpine, LLC, who are not parties to any such action, suit or proceeding, even though less than a quorum, (2) by a committee of such board of directors designated by a majority vote of such board of directors, even though less than a quorum, (3) if there are no such members of the board of directors, or if a majority, even though less than a quorum, of such members of the board of directors so direct, by independent legal counsel in a written opinion, or (4) by the Members. The indemnification, and the advancement of expenses incurred in defending an action, suit or proceeding prior to its final disposition, provided by or granted pursuant to this Agreement shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, other provision of this Agreement, vote of Members or otherwise. No repeal, modification or amendment of, or adoption of any provision inconsistent with, this Section 9.1, nor, to the fullest extent permitted by applicable Law, any modification of Law, shall adversely affect any right or protection of any Person granted pursuant hereto existing at, or with respect to any events that occurred prior to, the time of such repeal, amendment, adoption or modification. The indemnification and advancement of expenses provided by, or granted pursuant to, this Agreement shall, unless otherwise provided when authorized or ratified, continue as to a Person who has ceased to be a Member, director, officer, employee or agent of the Company and shall inure to the benefit of the heirs, executors and administrators of such a Person.

          (f)    The Company may, to the extent authorized from time to time by the Managing Member, grant rights to indemnification, and rights to be paid by the Company the expenses incurred in defending any such action, suit or proceeding in advance of its final disposition, to any Person who is or was an employee or agent of the Company or any Subsidiary of the Company (other than those Persons indemnified pursuant to clause (a) of this Section 9.1) and to any Person who is or was serving at the request of the Company or a Subsidiary of the Company as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Company or a Subsidiary of the Company, to the fullest extent of the provisions of this Agreement with respect to the indemnification and advancement of expenses of Members, directors, officers, employees. Tax Matters Member and agents of the Company. The payment of any amount to any Person pursuant to this clause (f) shall subrogate the Company to any right such Person may have against any other Person.

          (g)   To the fullest extent permitted by Law, expenses (including attorneys' fees) incurred by a Member, director, officer, employee, Tax Matters Member or agent of the Company in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Person to repay such amount if it shall ultimately be determined that such Person is not entitled to be indemnified by the Company as authorized in this Section 9.1.

          (h)   With respect to any Person who is a present or former Member, director, officer, employee, Tax Matters Member or agent of the Company, any undertaking required by Section 9.1(g) shall be an unlimited general obligation but need not be secured and shall be accepted without reference to financial ability to make repayment; provided, however, that such present or former Member, director, officer, employee or agent of the Company does not transfer assets with the intent of avoiding such repayment.

          (i)    The indemnification and advancement provided in this Section 9.1 is intended to comply with the requirements of, and provide indemnification and advancement rights substantially similar to those that may be available to directors, officers, employees and agents of the Parent and, as such (except to the extent greater rights are expressly provided in this Agreement), the parties intend that they should be interpreted consistently with the provisions of the Parent's Bylaws.

          (j)    Any notice, request or other communications required or permitted to be given to the Company under this Section 9.1 shall be in writing and either delivered in person or sent by facsimile, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Managing Member and shall be effective only upon receipt by the Managing Member, as the case may be.

        9.2.    Insurance.     The Company may maintain insurance, at its expense, to protect itself and any Person who is or was a director, officer, partner, manager, Member (or member), employee or agent of the Company or a Subsidiary of the Company or of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under the New York Business Corporation Law (if the Company were a corporation incorporated thereunder) or the Act.

 ARTICLE X

TRANSFER OF MEMBERSHIP INTERESTS IN THE COMPANY

        10.1.    Purchase for Investment.     Subject to the provisions of Section 10.2 hereof, each Member agrees that such Member will not sell, assign or otherwise Transfer such Member's Units or any fraction thereof, whether voluntarily or by operation of Law or at judicial sale or otherwise, to any Person who does not make the representations and warranties to the Managing Member set forth in Section 14.2 hereof.

        10.2.    Restrictions on Transfer of Units.

          (a)   Notwithstanding the provisions of Section 10.1, but subject to the provisions of Sections 10.2(b) and 10.2(c), hereof, the Preferred Member may Transfer directly or indirectly its Units.

          (b)   No Member may withdraw from the Company other than as a result of a permitted Transfer (i.e., a Transfer consented to as contemplated by clause (a) above or a Transfer pursuant to Section 10.5 hereof) of all of such Member's Units pursuant to this Article X hereof. Upon the permitted Transfer or redemption of all of a Member's Common Units and Preferred Units, such Member shall cease to be a Member.

          (c)   No Member may effect a Transfer of its Units, in whole or in part, if (A) the transferee is a Person that is competitor of Parent or any of its Subsidiaries, as reasonably determined by the Managing Member or (B) in the opinion of legal counsel for the Company, such proposed Transfer (i) would require the registration of the Units under the Securities Act or would otherwise violate any applicable federal or state securities or blue sky law (including investment suitability standards); (ii) result in the Company being treated as a publicly traded partnership or otherwise becoming taxable as an association taxable as a corporation for U.S. federal income tax purposes (unless such taxation is elected by the Company prior to such Transfer); (iii) result in the Company's assets being deemed "plan assets" pursuant to Section 3(42) of ERISA or the Plan Asset Regulations for the purposes of Section 4975 of the Code or ERISA; or (iv) result in a violation of applicable law or otherwise have any adverse effect on the Company.

          (d)   Any purported Transfer in contravention of any of the provisions of this Article X shall be void ab initio and ineffectual and shall not be binding upon, or recognized by, the Managing Member or the Company.

          (e)   A Transfer otherwise permitted under this Article X shall be void ab initio and ineffectual and shall not be binding on, or recognized the Managing Member or the Company unless and until the following conditions are satisfied:

              (i)  in the case of a Transfer of a direct interest in the Company, the transferor and transferee shall execute such documents and instruments of conveyance and assumption as may be necessary or appropriate in the opinion of counsel to the Company to effect such Transfer and to confirm the permitted transferee's agreement to be bound by the provisions of this Agreement and to assume all monetary obligations of the transferor Member with respect to the interest being transferred; and

             (ii)  if required by the non-transferring Members, the Company shall receive, prior to such Transfer, an opinion of counsel satisfactory to the Company confirming that such Transfer shall not terminate the Company for federal income tax purposes or violate any applicable securities law; and

            (iii)  the permitted transferee shall pay all reasonable costs and expenses incurred by the Company in connection with such Transfer.

        10.3.    Admission of Substitute Member.

          (a)   Other than pursuant to Section 10.7 hereto, subject to the other provisions of this Article X, an assignee of the Units of a Member (which shall be understood to include any purchaser, transferee, donee or other recipient of any disposition of such Units) shall be deemed admitted as a Member of the Company only with the consent of the Managing Member, which consent may be given or withheld by the Managing Member in its sole and absolute discretion, and upon the satisfactory completion of the following:

              (i)  The assignee shall have accepted and agreed to be bound by the terms and provisions of this Agreement by executing a counterpart or an amendment thereof, including a revised Schedule A, and such other documents or instruments as the Managing Member may require in order to effect the admission of such Person as a Member.

             (ii)  The assignee shall have delivered a letter containing the representations and warranties set forth in Section 14.2 hereof.

            (iii)  If the assignee is a corporation, partnership, limited liability company or trust, the assignee shall have provided the Managing Member with evidence satisfactory to counsel for the Company of the assignee's authority to become a Member under the terms and provisions of this Agreement.

            (iv)  The assignee shall have executed a power of attorney containing the terms and provisions set forth in Section 1.11 hereof.

             (v)  The assignee shall have paid all legal fees and other expenses of the Company and the Managing Member and filing and publication costs in connection with its substitution as a Member.

            (vi)  The assignee shall have obtained the prior written consent of the Managing Member to its admission as a Substitute Member, which consent may be given or denied in the exercise of the Managing Member's sole and absolute discretion.

          (b)   For the purpose of allocating Profits and Losses and distributing cash received by the Company, a Substitute Member shall be treated as having become, and appearing in the records of the Company as, a Member on the later of the date specified in the Transfer documents or the date on which the Managing Member has received all necessary instruments of Transfer and substitution.

          (c)   The Managing Member and the Substitute Member shall cooperate with each other by preparing the documentation required by this Section 10.3 and making all official filings and publications. The Company shall take all such action as promptly as practicable after the satisfaction of the conditions in this Article X to the admission of such Person as a Member of the Company.

        10.4.    Rights of Assignees of Units.

          (a)   Subject to the provisions of Sections 10.1 and 10.2 hereof, except as required by operation of Law, the Company shall not be obligated for any purposes whatsoever to recognize the assignment by any Member of its Units until the Company has received notice thereof.

          (b)   Any Person who is the assignee of all or any portion of a Member's Units, but does not become a Substitute Member and desires to make a further assignment of such Units, shall be subject to all the provisions of this Article X to the same extent and in the same manner as any Member desiring to make an assignment of its Units.

        10.5.    Effect of Bankruptcy, Death, Incompetence or Termination of a Member.     The occurrence of an Event of Bankruptcy as to a Member, the death of a Member or a final adjudication that a Member is incompetent (which term shall include, but not be limited to, insanity) shall not cause the termination or dissolution of the Company, and the business of the Company shall continue if an order for relief in a bankruptcy proceeding is entered against a Member, the trustee or receiver of his estate or, if such Member dies, such Member's executor, administrator or trustee, or, if such Member is finally adjudicated incompetent, such Member's committee, guardian or conservator, shall have the rights of such Member for the purpose of settling or managing such Member's estate property and such power as the bankrupt, deceased or incompetent Member possessed to assign all or any part of such Member's Units and to join with the assignee in satisfying conditions precedent to the admission of the assignee as a Substitute Member.

        10.6.    Joint Ownership of Units.     A Unit may be acquired by two individuals as joint tenants with right of survivorship, provided that such individuals either are married or are related and share the same home as tenants in common. The written consent or vote of both owners of any such jointly held Unit shall be required to constitute the action of the owners of such Unit; provided, that the written consent of only one joint owner will be required if the Company has been provided with evidence satisfactory to the counsel for the Company that the actions of a single joint owner can bind both owners under the applicable Laws of the state of residence of such joint owners. Upon the death of one owner of a Unit held in a joint tenancy with a right of survivorship, the Unit shall become owned solely by the survivor as a Member and not as an assignee. The Company need not recognize the death of one of the owners of a jointly-held Unit until it shall have received certificated notice of such death. Upon notice to the Managing Member from either owner, the Managing Member shall cause the Unit to be divided into two equal Units, which shall thereafter be owned separately by each of the former owners.

        10.7.    Transfer of Interests to Secured Party

          (a)   On July 14, 2016, each Common Member and Preferred Member shall pledge its membership interest in the Company to Bank of America, N.A., as agent for certain lenders (the "Secured Party") pursuant to the terms of the Pledge and Security Agreements, respectively dated July 14, 2016, between such Member as the Secured Party (collectively, the "Pledge and Security Agreement"). Subject to the terms of the Pledge and Security Agreement and the Uniform Commercial Code, the Secured Party may transfer any or all of such pledged membership interests in accordance with the terms of this Article X.

          (b)   Notwithstanding the other provisions of this Article X or any other provision to the contrary, the Secured Party (or any nominee or assignee thereof) shall, at its option upon the occurrence of an "Event of Default" (as such term is defined under the Pledge and Security Agreement) and the exercise of its rights and remedies under the Pledge and Security Agreement, be deemed admitted as a Member of the Company without the consent of the Managing Member; provided that prior the occurrence of an "Event of Default" (as such term is defined under the Pledge and Security Agreement), each Member who pledged its membership interest to the Secured Party under the Pledge and Security Agreement as the holder of such membership interest, shall exercise all voting and member rights with respect to the Company pursuant to Article XII hereto. Notwithstanding any other provision hereof, the Secured Party shall not have any obligations or duties hereunder, including any fiduciary duty to the Company or any other Member and shall be entitled to consider only the interests of itself.

 ARTICLE XI

AMENDMENTS; MERGER

        11.1.    Amendment of Agreement.     The Managing Member's consent shall be required for any amendment to this Agreement and the consent of the Special Committee shall be required for any amendment to this Agreement that amends or modifies the rights of the Preferred Units. The Managing Member, without the consent of the other Members, may amend this Agreement in any respect; provided, that the following amendments shall require the consent of a Majority in Interest (other than the Managing Member or any Subsidiary of the Managing Member):

          (a)   any amendment that would adversely affect the rights of the other Members to receive the distributions payable to them hereunder, other than with respect to the issuance of additional Units pursuant to Section 4.2 hereof;

          (b)   any amendment that would alter the Company's allocations of Profit and Loss to the other Members, other than with respect to the issuance of additional Units pursuant to Section 4.2 hereof;

          (c)   any amendment to Section 3.4; or

          (d)   any amendment to this Article XI.

        Notwithstanding the foregoing, for as long as any interest is pledged pursuant to the Pledge and Security Agreement, this Agreement shall not be amended, modified or terminated, without the prior written consent of the Secured Party.

        11.2.    Amendment of Articles of Organization.     In the event this Agreement shall be amended pursuant to this Article XI, the Managing Member shall amend the Articles of Organization of the Company to reflect such change if such amendment is required or if the Managing Member deems such amendment to be desirable and shall make any other filings or publications required or desirable to reflect such amendment, including any required filing for recordation of any Articles of Organization or other instrument or similar document.

ARTICLE XII

CONSENTS, VOTING AND MEETINGS

        12.1.    Voting.     The Members' right to vote or otherwise participate with respect to matters relating to the Company shall be limited to those matters as to which the express terms of the Act, the Articles of Organization or this Agreement vest in the Members the right to so vote or otherwise participate. Common Members shall have the exclusive right to vote, approve or consent to matters relating to the Company, except as otherwise specifically set forth in this Agreement.

        12.2.    Method of Giving Consent.     The Common Members may vote, approve a matter or take any action by the unanimous vote of the Common Members, unless specified otherwise in this Agreement. Any consent, vote or approval required by this Agreement ("Consent") may be given by a written Consent given by the approving Member or by the affirmative vote by the approving Member at any meeting. A copy of the Consent shall be filed with the records of the Company.

        12.3.    Meetings.     Meetings of the Company shall be held at the principal place of business of the Company, or at any place stated in a notice of meeting. Meetings shall be held only when called by the Managing Member.

        12.4.    Record Dates.     The Managing Member may set in advance a date for determining the Members entitled to notice of and to vote at any meeting. All record dates shall not be more than sixty (60) days prior to the date of the meeting to which such record date relates.

        12.5.    Submissions to Members; Deemed Consent.     The Managing Member shall give all of the Members written notice of any proposal or other matter required by any provision of this Agreement or by Law to be submitted for the consideration and approval of the Members. Such written notice shall include any information required by the relevant provisions of this Agreement or by Law. A Member shall be deemed, for all purposes under this Agreement, to have Consented to or approved a particular matter submitted in writing for the approval by such Member if (a) the written notice requesting approval by such Member of such matter prominently discloses that such Member shall be deemed to Consent to or approve such matter if it fails to object to such matter within a reasonable period, but in any case not less than ten Business Days, after such Member's receipt of written notice, and (b) such Member fails to object to such matter within such reasonable period.

ARTICLE XIII

RECORDS AND ACCOUNTING; FISCAL AFFAIRS

        13.1.    Records and Accounting.

          (a)   Proper and complete records and books of account of the business of the Company, including a list of the names, addresses and Units of all Members, shall be maintained at the Company's principal place of business until six years following the termination of the Company.

          (b)   The books and records of the Company shall be maintained in accordance with generally accepted accounting principles.

        13.2.    Reports to Members and Former Members.     The Company shall prepare and mail (or otherwise make available), or cause its independent accountants to prepare and mail, to each Member and, to the extent necessary, to each former Member (or its legal representatives), an IRS Form K-1 (and any applicable equivalent state and local tax form) setting forth in sufficient detail such information as shall enable such Member or former Member (or such Member's legal representatives) to prepare its U.S. federal income tax returns in accordance with the Laws, rules and regulations then prevailing, (i) in draft form on or before March 15 of each year for the preceding year; provided that the Company shall provide each Member with any corrections to the draft within a commercially reasonable timeframe after identifying the need to correct such draft, and (ii) in final form thereafter, subject to commercially reasonable efforts to make such final form available by April 1.

        13.3.    Member Information.     Upon the reasonable request of the Managing Member, each Member agrees to provide the Company with such non-confidential information concerning the Member and its business so that the Company can comply, or determine its compliance, with any Laws or regulations applicable to it (including, without limitation, the Investment Company Act). Notwithstanding anything in this Article XIII to the contrary, a Member shall have access to books and records of the Company during normal business hours and the right to receive copies of Company documents at such Member's expense only for a purpose reasonably related to the Member's interest as a Member of the Company.

ARTICLE XIV

REPRESENTATIONS AND WARRANTIES

        14.1.    Representations and Warranties of the Company.     The Company hereby represents and warrants to, and agrees with, each of the Members that, as of the date hereof:

          (a)   the Company is a New York limited liability company, duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation with all requisite corporate or other power and authority to carry on its business as currently conducted in all material respects. The Company is duly qualified to do business and in good standing as a foreign entity in the jurisdictions where the nature of the property owned or leased by it, or the nature of the business conducted by it, makes such qualification necessary, in all material respects. True and complete copies of the Articles of Organization and limited liability company agreement of the Company, each as amended to date, have heretofore been made available to the Members;

          (b)   the Company has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery, and performance by the Company of this Agreement have been duly authorized by all necessary action;

          (c)   this Agreement has been duly and validly executed and delivered by the Company and constitutes the binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency or other similar Laws relating to or affecting the enforcement of creditors' rights generally and to general principles of equity;

          (d)   the Units have been duly authorized by the Company and, when delivered, will have been duly authorized, validly issued, fully paid and nonassessable. Following the consummation of the transactions contemplated by this Agreement and except as set forth herein and in the Articles of Organization, each Member will acquire the Units free and clear of any preemptive rights, restrictions on Transfer, liens, encumbrances, claims or demands, other than liens or encumbrances Consented to by the Members in accordance with this Agreement or created by such Member and any such restrictions under applicable federal and state securities Laws. As of immediately following the consummation of the transactions contemplated by this Agreement, all of the outstanding membership interests of the Company are set forth on Schedule A. Except for this Agreement, there are no outstanding warrants, options, subscriptions, convertible or exchangeable securities or other agreements, rights or forms of profit participation pursuant to which the Company is obligated to issue or sell any Units, other equity interests or other Units of the Company. Except for this Agreement and except as Consented to by the Members in accordance with this Agreement, there are no contracts relating to the issuance, sale, repurchase, or Transfer of any Units by the Company;

          (e)   the execution, delivery, and performance by the Company of this Agreement, including the issue and sale of the Units, will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of Law to which the Company is subject, (ii) violate any order, judgment, or decree applicable to the Company or (iii) conflict with, or result in a breach or default under, any agreement or instrument to which the Company is a party or any term or condition of its Articles of Organization, except where such conflict, breach or default would not reasonably be expected to, individually or in the aggregate, have an adverse effect on the Company's ability to satisfy its obligations hereunder;

          (f)    no consent, approval, permit, license, order or authorization of, filing with, or notice or other action to, with or by any Governmental Authority or any other Person, is necessary, on the part of the Company to perform its obligations hereunder or to authorize the execution, delivery and performance by the Company of its obligations hereunder, except where such consent, approval, permit, license, order, authorization, filing or notice would not reasonably be expected to, individually or in the aggregate, have an adverse effect on the Company's ability to satisfy its obligations hereunder or under any agreement or other instrument to which the Company is a party; and

          (g)   the Company is not, and upon consummation of the issuance and sale of the Units will not be, an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" of, an "investment company," as such terms are defined in the Investment Company Act.

        14.2.    Representations and Warranties of each Member.     Each Member (severally and not jointly, as to itself) hereby represents and warrants to, and agrees with, the Company and the other Members that, as of the date hereof:

          (a)   such Member has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery, and performance by such Member of this Agreement have been duly authorized by all necessary action;

          (b)   this Agreement has been duly and validly executed and delivered by such Member and constitutes the binding obligation of such Member enforceable against such Member in accordance with its terms, subject to applicable bankruptcy, insolvency or other similar Laws relating to or affecting the enforcement of creditors' rights generally and to general principles of equity;

          (c)   the execution, delivery, and performance by such Member of this Agreement will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of Law, rule or regulation to which such Member is subject, (ii) violate any order, judgment, or decree applicable to such Member or (iii) conflict with, or result in a breach or default under, any agreement or instrument to which such Member is a party or any term or condition of its certificate of incorporation or bylaws, certificate of limited partnership or partnership agreement, or certificate of formation, articles of organization or limited liability company agreement, as applicable, except where such conflict, breach or default would not reasonably be expected to, individually or in the aggregate, have an adverse effect on such Member's ability to satisfy its obligations hereunder;

          (d)   no consent, approval, permit, license, order or authorization of, filing with, or notice or other action to, with or by any Governmental Authority or any other Person, is necessary, on the part of such Member to perform its obligations hereunder or to authorize the execution, delivery and performance by such Member of its obligations hereunder, except where such consent, approval, permit, license, order, authorization, filing or notice would not reasonably be expected to, individually or in the aggregate, have an adverse effect on such Member's ability to satisfy its obligations hereunder or under any agreement or other instrument to which such Member is a party;

          (e)   such Member is an "accredited investor" as that term is defined in the Securities Act and rules and regulations promulgated pursuant thereto;

          (f)    such Member is acquiring the Units for investment and not with a view toward any resale or distribution thereof except in compliance with the Securities Act; such Member acknowledges that the Units have not been registered pursuant to the Securities Act and may not be transferred in the absence of such registration or an exemption therefrom under the Securities Act; and such Member has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the risks of its investment in the Units and is capable of bearing the economic risks of the transactions contemplated by this Agreement; and

          (g)   such Member is an informed and sophisticated participant in the transactions contemplated hereby and has undertaken such investigation, and has been provided with and has evaluated such documents and information, as it has deemed necessary in connection with the execution, delivery and performance of this Agreement and the investment in the Company; such Member acknowledges that it is relying on its own investigation and analysis in entering into the transactions contemplated hereby and has consulted its own legal, tax, financial and accounting advisors to determine the merits and risks thereof; and the Member has not relied on any due diligence investigation of any other Member or its advisors and their respective Affiliates, or on any oral or written materials prepared or presented by any other Member or its advisors, including any projections, forecasts, return on investment or other future cash flow illustrations prepared by any such Member or its advisors or their respective Affiliates.

ARTICLE XV

INTERESTS AND CERTIFICATES OF MEMBERS

        15.1.    Interests and Certificates

          (a)    Interests.    Each Member's Membership Interest in the Company shall constitute a "security" within the meaning of, and governed by, (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of New York and (ii) the corresponding provisions of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.

          (b)    Certificates.

              (i)  Upon the issuance of Membership Interests in the Company to any Member in accordance with the provisions of this Agreement, without any further act, vote or approval of the Members or any person, the Company shall issue one or more certificates in the name of such person substantially in the form of Exhibit B hereto (a "Certificate"), which evidences the ownership of the limited liability company interests in the Company of such Member. Each such Certificate shall be denominated in terms of the percentage of the limited liability company interests in the Company evidenced by such Certificate and shall be signed by an officer on behalf of the Company.

             (ii)  Without any further act, vote or approval of the Members or any person, the Company shall issue a new Certificate in place of any Certificate previously issued if the holder of the Membership Interests in the Company represented by such Certificate, as reflected on the books and records of the Company:

              (1)   makes proof by affidavit, in form and substance satisfactory to the Company, that such previously issued Certificate has been lost, stolen or destroyed;

              (2)   requests the issuance of a new Certificate before the Company has notice that such previously issued Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

              (3)   if requested by the Company, delivers to the Company a bond, in form and substance satisfactory to the Company, with such surety or sureties as the Company may direct, to indemnify the Company against any claim that may be made on account of the alleged loss, destruction or theft of the previously issued Certificate; and

              (4)   satisfies any other reasonable requirements imposed by the Company.

            (iii)  Upon a Member's transfer in accordance with the provisions of this Agreement of any or all Membership Interests in the Company represented by a Certificate, the transferee of such Membership Interests in the Company shall deliver such Certificate to the Company for cancellation (executed by such transferee on the reverse side thereof), and the Company shall thereupon issue a new Certificate to such transferee for the Percentage Interest in the Company being transferred and, if applicable, cause to be issued to such Member a new Certificate for the Percentage Interest that was represented by the canceled Certificate and that is not being transferred.

          (c)    Registration of Membership Interests.    The Company shall maintain books for the purpose of registering the transfer of Membership Interests. Notwithstanding any provision of this Agreement to the contrary, a transfer of limited liability company interests requires delivery of an endorsed Certificate and shall be effective on the date stated in the Certificate or to the extent, if any, it is necessary to register such transfer in the books of the Company, shall be effective upon registration of such transfer in the books of the Company.

ARTICLE XVI

GENERAL PROVISIONS

        16.1.    Other Business.     The Members and any person or entity affiliated with the Members may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

        16.2.    Notices.     All notices, requests or approvals that any party hereto is required or desires to give to any Member or to the Company shall be in writing signed by or on behalf of the party giving the same and shall be deemed to be duly given if personally delivered, sent via facsimile or electronic mail and confirmed, or mailed by certified mail, return receipt requested, or sent by nationally recognized overnight delivery service with proof of receipt maintained, at the following addresses (or any other address that any such party may designate by written notice to the other parties):

          (a)   if given to the Company, to:

ARSR PE, LLC 333 Earle Ovington Boulevard Suite 900 Uniondale, NY 11553 Email: pelenio@arbor.com

          (b)   if given to any Member, to the person and at the address (and, if applicable, fax number or electronic mail address) set forth under or opposite its name on Schedule A, or at such other address (and, if applicable, fax number or electronic mail address) as such Member may hereafter designate by written notice to the Company.

          (c)   All such notices shall be deemed to have been delivered and given for all purposes (i) on the delivery date if delivered by confirmed facsimile or electronic mail, (ii) on the delivery date if delivered personally to the party to whom the same is directed, (iii) one Business Day after deposit with a commercial overnight carrier, with written verification of receipt or (iv) five Business Days after the mailing date, whether or not actually received, if sent by U.S. mail, return receipt requested, postage and charges prepaid, or any other means of rapid mail delivery for which a receipt is available addressed to the receiving party as specified on the signature page of this Agreement. Changes of the person to receive notices or the place of notification shall be effectuated pursuant to a notice given under this Section 16.2.

        16.3.    Governing Law; Jurisdiction; Waiver of Jury Trial; Severability.

          (a)   This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to any choice or conflict of Laws, provisions or rules that would cause the application of Laws of any jurisdiction other than the State of New York. Each party to this Agreement hereby consents to the exclusive jurisdiction of the United States District Court for the Eastern District of New York and irrevocably agrees that all actions or proceedings arising out of or relating to this Agreement or the transactions contemplated hereby (whether such actions or proceedings are based in statute, tort, contract or otherwise), shall be litigated in such court. Each party hereto (i) consents to submit itself to the personal jurisdiction of such court for such actions or proceedings, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any such action or proceeding in any court other than such court. Each party hereto accepts for itself and in connection with its properties, generally and unconditionally, the exclusive and irrevocable jurisdiction and venue of the aforesaid court and waives any defense of forum non conveniens, and irrevocably agrees to be bound by any non-appealable judgment rendered thereby in connection with such actions or proceedings. A copy of any service of process served upon the parties hereto shall be mailed by registered mail to the respective party except that, unless otherwise provided by applicable Law, any failure to mail such copy shall not affect the validity of service of process. If any agent appointed by a party hereto refuses to accept service, each party hereto agrees that service upon the appropriate party by registered mail shall constitute sufficient service. Nothing herein shall affect the right of a party hereto to serve process in any other manner permitted by law. Each party acknowledges that any controversy which may arise under this agreement is likely to involve complicated and difficult issues, and therefore it hereby irrevocably waives any right it may have to a trial by jury in respect of any action arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement. EACH PARTY ACKNOWLEDGES, AGREES AND CERTIFIES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD, IN THE EVENT OF LITIGATION, SEEK TO PREVENT OR DELAY ENFORCEMENT OF SUCH WAIVER; (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER; (III) IT MAKES SUCH WAIVER VOLUNTARILY; AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 16.3.

          (b)   If it shall be determined by a court of competent jurisdiction that any provisions or wording of this Agreement shall be invalid or unenforceable under the Act or other applicable Law, such invalidity or unenforceability shall not invalidate the entire Agreement. In that case, this Agreement shall be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of applicable Law, and, in the event such term or provisions cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable terms or provisions. If it shall be determined by a court of competent jurisdiction that any provision relating to the distributions and allocations of the Company or to any expenses payable by the Company is invalid or unenforceable, this Agreement shall be construed or interpreted so as (a) to make it enforceable or valid and (b) to make the distributions and allocations as closely equivalent to those set forth in this Agreement as is permissible under applicable Law.

        16.4.    Entire Agreement; Binding Effect.     This Agreement sets forth the entire understanding of the parties hereto. This Agreement shall be binding upon, and inure to the benefit of, the Members.

        16.5.    Successors, Assigns and Transferees.     Subject to the restrictions on Transfers set forth in this Agreement, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns; and by their signatures hereto, each party intends to and does hereby become bound. Any assignment of rights or obligations in violation of this Section 16.5 shall be null and void. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person any legal or equitable right, remedy or claim under, in or in respect of this Agreement or any provision herein contained other than the parties hereto and their respective permitted successors and assigns, all of whom are intended to be third party beneficiaries thereof.

        16.6.    Waiver.     Failure or delay by any party hereto to enforce any covenant, duty, agreement, term or condition of this Agreement, or to exercise any right hereunder, shall not be construed as thereafter waiving such covenant, duty, term, condition or right. The waiver by any party or parties hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach hereunder. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

        16.7.    Additional Documents.     Each Member agrees to perform all further acts and execute, acknowledge and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

        16.8.    No Third-Party Beneficiary.     This Agreement is made solely for the benefit of the Members and no other Persons shall have any rights, interest, or claims hereunder or otherwise be entitled to any benefits under or on accounts of this Agreement as a third-party beneficiary otherwise.

        16.9.    Waiver of Partition.     Except as may otherwise be required by law in connection with the winding up, liquidation and dissolution of the Company, each Member hereby irrevocably waives any and all rights that it may have to maintain an action for partition of any of the Company's property.

        16.10.    Counterparts.     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute but one instrument.

        16.11.    Headings.     The headings used in this Agreement are inserted for reference purposes only and shall not be deemed to limit or affect in any way the meaning or interpretation of any of the terms or provisions herein.

[Signature Page Follows]

        IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Amended and Restated Limited Liability Company Operating Agreement of ARSR PE, LLC as of the date first set forth above.

ARSR PE, LLC
By:	/s/ PAUL ELENIO
	Name:	Paul Elenio
	Title:	Chief Financial Officer
COMMON MEMBER:
ARBOR MULTIFAMILY LENDING, LLC
By:	/s/ PAUL ELENIO
	Name:	Paul Elenio
	Title:	Chief Financial Officer
PREFERRED MEMBER:
ARBOR COMMERCIAL MORTGAGE, LLC
By:	/s/ IVAN KAUFMAN
	Name:	Ivan Kaufman
	Title:	Chief Executive Officer

 SCHEDULE A

Common Member

Common Members	Cash Contribution	Agreed Value of Capital Contribution	Agreed Value of Common Units	Common Units	Percentage Interest of Common Units
Arbor Multifamily Lending, LLC	$0	$88,000,000	$1,000	88,000	100%
c/o Arbor Realty Trust 333 Earle Ovington Boulevard, Suite 900 Uniondale, New York 11553
TOTALS	$0	$88,000,000		88,000	100%

Preferred Member

Preferred Members	Cash Contribution	Agreed Value of Capital Contribution	Agreed Value of Preferred Units	Preferred Units	Percentage Interest of Preferred Units
Arbor Commercial Mortgage, LLC	$0	$50,000,000	$1,000	50,000	100%
333 Earle Ovington Boulevard, Suite 900 Uniondale, New York 11553
TOTALS	$0	$50,000,000		50,000	100%

Schedule A

 EXHIBIT A

DEFINITIONS

        For purposes of this Agreement, unless the context otherwise requires:

        "2015 Act" shall mean The Bipartisan Budget Act of 2015.

        "Act" means the Limited Liability Company Law of the State of New York (N.Y. Limited Liability Company Law §101 et seq.), as amended from time to time.

        "Adjustment Year" shall have the meaning set forth in Section 6225(d)(2) of the Code as implemented under the 2015 Act (or successor provision) or comparable provisions of state, local or non-U.S. law.

        "Administrative Expenses" means (i) all administrative and operating costs and expenses incurred by the Company, and (ii) administrative costs and expenses of the Managing Member, including, without limitation, any salaries or other payments to directors, trustees, officers or employees of the Managing Member, and any accounting and legal expenses of the Managing Member, which expenses, the Members hereby agree, are expenses of the Company and not the Managing Member; provided, that Administrative Expenses shall not include any administrative costs and expenses incurred by the Managing Member that are attributable to Assets or interests in a Subsidiary that are owned by the Managing Member other than through its ownership interest in the Company.

        "Affiliate" shall mean, as to any specified Person, (i) any Person who is an "affiliate" as that term is defined in Rule 12b-2 of the general rules and regulations under the Exchange Act, (ii) any executive officer, director, trustee, managing member or general partner of such Person and (iii) any legal entity for which such Person acts as an executive officer, director, trustee, manager, managing member or general partner.

        "Agreed Value" means the fair market value of a Member's non-cash Capital Contribution as of the date of contribution as agreed to by such Member and the Managing Member. The names and addresses of the Members, number of Units issued to each Member, and the Agreed Value of non-cash Capital Contributions as of the date of contribution is set forth on Schedule A, as it may be amended or restated from time to time.

        "Agreement" shall mean this Amended and Restated Limited Liability Company Operating Agreement (including the schedules and exhibits attached hereto) as originally executed and as amended, modified, supplemented or restated from time to time, as the context requires.

        "Articles of Organization" shall have the meaning set forth in Section 1.2.

        "Asset" means any asset or other investment in which the Company, directly or indirectly, holds an ownership interest.

        "Base Preference Amount" shall initially mean $1,000 per Preferred Unit, and shall increase as follows:

From January 1, 2018 - June 30, 2018	$1,060
From July 1, 2018 - December 31, 2018	$1,120
From January 1, 2019 - December 31, 2019	$1,180
From January 1, 2020 - December 31, 2020	$1,200
From January 1, 2021	$1,250

        "Business Day" shall mean any day except a Saturday, Sunday or day on which banking institutions in New York, New York are not required to be open.

        "Call Purchase Price" shall have the meaning set forth in Section 4.9(d).

        "Capital Account" shall have the meaning set forth in Section 4.4.

        "Capital Contribution" means the total amount of cash, cash equivalents and the Agreed Value of any Asset or other asset contributed or agreed to be contributed, as the context requires, to the Company by each Member pursuant to the terms of this Agreement. Any reference to the Capital Contribution of a Member shall include the Capital Contribution made by a predecessor holder of the Membership Interest of such Member.

        "Certificate" shall have the meaning set forth in Section 15.2(b)(i).

        "Code" shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor U.S. federal income tax code.

        "Common Member" shall mean each Person identified on Schedule A as a holder of a Common Unit or any successor or assignee who becomes a substitute Common Member in accordance with the terms of this Agreement, and any Person admitted as an additional Common Member in accordance with the terms of this Agreement.

        "Common Unit" shall mean a Unit which has been designated as a Common Unit of the Company. The initial value of a Common Unit shall be $1,000.

        "Company" shall mean ARSR PE, LLC, a New York limited liability company governed hereby.

        "Company Loan" means a loan from the Company to the Member on the day the Company pays over the excess of the Withheld Amount over the Distributable Amount to a taxing authority.

        "Company Minimum Gain" shall have the meaning set forth in Regulations Section 1.704-2(d). In accordance with Regulations Section 1.704-2(d), the amount of Company Minimum Gain is determined by first computing, for each nonrecourse liability of the Company, any gain the Company would realize if it disposed of the property subject to that liability for no consideration, other than full satisfaction of the liability, and then aggregating the separately computed gains. A Member's share of Company Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(g)(1).

        "Consent" shall have the meaning set forth in Section 12.2.

        "Control" including the correlative terms "Controlling", "Controlled by" and "Under Common Control with" means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person. For the purposes of the preceding sentence, control shall be deemed to exist when a Person possesses, directly or indirectly, through one or more intermediaries (i) in the case of a corporation, more than 50% of the outstanding voting securities thereof; (ii) in the case of a limited liability company, partnership, limited partnership or venture, the right to more than 50% of the distributions therefrom (including liquidating distributions); or (iii) in the case of any other Person, more than 50% of the economic or beneficial interest therein.

        "Deemed Liquidation" shall mean, unless the Required Holders elect otherwise by written notice sent to the Company at least ten (10) days prior to the effective date of any such event: (i) a merger or consolidation in which the Company is a constituent party, except any such merger or consolidation with an Affiliate of the Company or a controlled Affiliate of Ivan Kaufman; (ii) the sale, transfer or other disposition, in a single transaction or series of related transactions, by the Managing Member of its Common Units (together with its rights as Managing Member hereunder), except where such sale, transfer or other disposition is to an Affiliate of the Company or a controlled Affiliate of Ivan Kaufman or (iii) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company of all or substantially all the assets of the Company, except where such sale, lease, transfer, exclusive license or other disposition is to an Affiliate of the Company or a controlled Affiliate of Ivan Kaufman. For the avoidance of doubt, a Parent Change of Control shall not constitute a Deemed Liquidation.

Exhibit A-2

        "Distributable Amount" shall have the meaning set forth in Section 5.2(b).

        "Event of Bankruptcy" as to any Person means (i) the filing of a petition for relief as to such Person as debtor or bankrupt under the U.S. Bankruptcy Code of 1978, as amended, or similar provision of Law of any jurisdiction (except if such petition is contested by such Person and has been dismissed within 90 days); (ii) the insolvency or bankruptcy of such Person as finally determined by a court proceeding; (iii) the filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of his assets; or (iv) the commencement of any proceedings relating to such Person as a debtor under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation Law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another, provided that if such proceeding is commenced by another, such Person indicates his approval of such proceeding, consents thereto or acquiesces therein, or such proceeding is contested by such Person and has not been finally dismissed within 90 days.

        "Event of Dissolution" shall have the meaning set forth in Section 7.1.

        "Fiscal Year" shall have the meaning set forth in Section 1.10.

        "Governmental Authority" means: (i) any nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) the United States and other federal, state, local, municipal, foreign or other government or (iii) any governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal).

        "Gross Asset Value" shall mean, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

          (a)   the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset at the time of such contribution, as agreed to between the Managing Member and such Member;

          (b)   the Gross Asset Values of all Company assets may, in the sole and absolute discretion of the Managing Member, be adjusted to equal their respective gross fair market values, as determined by the Managing Member, as of the following times: (i) the acquisition of additional Units by any new or existing Member in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for Units; (iii) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); and (iv) in connection with the issuance of Units in the Company (other than de minimis Units) as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a member capacity, or by a new Member acting in a member capacity or in anticipation of being a member;

          (c)   the Gross Asset Value of any Company asset distributed to any Member shall be the gross fair market value of such asset on the date of distribution, as determined by the Managing Member; and

          (d)   the Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Section 1.704-1(b)(2)(iv)(m) of the Treasury Regulations and Article IV hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this clause (d) to the extent the General Partner determines that an adjustment pursuant to

Exhibit A-3

  clause (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (d).

        "Imputed Tax Underpayment" shall have the meaning set forth in Section 6.2(c).

        "Investment Company Act" shall have the meaning set forth in Section 1.4(a).

        "IRS" means the U.S. Internal Revenue Service.

        "IRS Adjustment" shall have the meaning set forth in Section 6.2(c).

        "Law" means any applicable constitutional provision, statute, act, code, law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretative or advisory opinion or letter of a Governmental Authority.

        "Loss" has the meaning set forth in Section 5.1(f) hereof.

        "Majority in Interest" means Members holding more than 50% of the Percentage Interests of each class of the Members.

        "Managing Member" shall mean Arbor Multifamily Lending, LLC, a Delaware limited liability company and/or any successor or additional managing member, each in its capacity as a managing member of the Company.

        "Member Nonrecourse Debt Minimum Gain" shall have the meaning set forth in Regulations Section 1.704-2(i). A Member's share of Member Nonrecourse Debt Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(i)(5).

        "Members" shall mean the Managing Member, the Common Members, the Preferred Members, and any new members admitted from time to time upon approval of the Managing Member.

        "Membership Interest" means a limited liability company interest of the Company held by a Member at any particular time representing a fractional part of the limited liability company interests of the Company of all Members, and includes any and all benefits to which the holder of such a Membership Interest may be entitled as provided in this Agreement and in the Act, together with the obligations of such Member to comply with all the provisions of this Agreement and of the Act. Membership Interests may be expressed as a number of Common Units, Preferred Units, or other Units.

        "Member Nonrecourse Debt Minimum Gain" has the meaning set forth in Regulations Section 1.704-2(i). A Member's share of Member Nonrecourse Debt Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(i)(5).

        "Parent" means Arbor Realty Trust, Inc.

        "Parent Change of Control" means, with respect to Parent or any of its Subsidiaries that Controls the Company (each, a "Parent Entity"), the closing of the transfer (whether by merger, acquisition, sale, consolidation or otherwise), in one transaction or a series of related transactions, to a Person or group of affiliated Persons (other than an Affiliate of the Company or a controlled Affiliate of Ivan Kaufman) in which the holders of the voting power of outstanding capital stock of Parent or the applicable Parent Entity, immediately prior to consummation of such applicable transaction, own less than 50% in voting power of the outstanding capital stock of Parent or the applicable Parent Entity (or the resulting entity from the transaction) immediately following the consummation of such transaction; provided, however, that such event shall not constitute a Parent Change of Control hereunder if the holders of the voting power of outstanding capital stock of Parent or the applicable Parent Entity, immediately prior to consummation of such applicable transaction, retain directly or indirectly (including through ownership of one or more holding companies) immediately following such transaction, shares of capital stock of Parent or the applicable Parent Entity representing at least 50% in voting power of the outstanding

Exhibit A-4

capital stock of Parent or the applicable Parent Entity immediately following the consummation of such transaction.

        "Percentage Interest" of a Member shall mean the percentage interest of such Member in the Common Units or Preferred Units, as determined by dividing the number of Common Units or Preferred Units held by such Member by the total Common Units or Preferred Units, as applicable, then outstanding. The Percentage Interests shall be as set forth on Schedule A.

        "Person" shall mean an individual, partnership, corporation, trust, limited liability company, unincorporated organization, government or agency or political subdivision thereof, or any other legal entity.

        "Pledge and Security Agreement" shall have the meaning set forth in Section 10.7.

        "Preference Amount" has the meaning set forth in Section 4.9(c)(i).

        "Preference Return" shall initially mean with respect to each Preferred Unit, a return of 7% per annum, on a cumulative basis on the Base Preference Amount, and such percentage increase as follows:

From January 1, 2017 - December 31, 2017	8%
From January 1, 2018 - December 31, 2018	9%
From January 1, 2019 - December 31, 2019	10%
From January 1, 2020 - December 31, 2020	11%
From January 1, 2021	12%

        "Preferred Unit" shall mean a Unit which has been designated as a Preferred Unit of the Company.

        "Profit" has the meaning set forth in Section 5.1(f) hereof.

        "Put Purchase Price" shall have the meaning set forth in Section 4.9(e)(i).

        "Regulations" shall mean the Treasury regulations promulgated under the Code.

        "Required Holders" has the meaning set forth in Section 3.4.

        "Reviewed Year" shall mean a Partnership taxable year to which an item being adjusted by the IRS relates, as defined in Section 6225(d)(1) of the Code as implemented under the 2015 Act (or successor provision) or comparable provisions of state, local or non-U.S. law.

        "Secured Party" shall have the meaning set forth in Section 10.7.

        "Securities Act" shall mean the United States Securities Act of 1933, as amended.

        "Special Committee" has the meaning set forth in the Asset Purchase Agreement.

        "Subsidiary" means with respect to any Person, (i) any corporation or other entity a majority of the capital stock of which having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is at the time owned, directly or indirectly, with power to vote, by such initial Person or (ii) a partnership in which such initial Person or any direct or indirect Subsidiary of such initial Person is a general partner.

        "Substitute Member" means any Person admitted to the Company as a Member pursuant to Section 10.3 hereof.

        "Tax Matters Member" shall have the meaning set forth in Section 6.2.

        "Tax Payments" shall have the meaning set forth in Section 5.2(b).

Exhibit A-5

        "Trading Day" means a day on which the principal national securities exchange on which a security is listed or admitted to trading is open for the transaction of business or, if a security is not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by Law or executive order to close.

        "Transfer" shall mean any sale, exchange, transfer (including any mortgage, hypothecation or pledge), assignment, distribution or other disposition, direct or indirect, whether voluntarily or by operation of Law or at judicial sale or otherwise.

        "Unit" shall mean a fractional, undivided share of the Membership Interests of all Members issued hereunder, and includes Common Units, Preferred Units and any other class or series of Units that may be established after the date hereof in accordance with the terms hereof. The number of Units outstanding and the Percentage Interests represented by such Units are set forth on Schedule A hereto, as it may be amended or restated from time to time.

        "Unit Designation" shall have the meaning set forth in Section 4.2(a).

        "Value" means, with respect to any security, the average of the daily market prices of such security for the ten consecutive Trading Days immediately preceding the date of such valuation. The market price for each such Trading Day shall be: (i) if the security is listed or admitted to trading on the New York Stock Exchange or any other national securities exchange, the last reported sale price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, on such day, (ii) if the security is not listed or admitted to trading on the New York Stock Exchange or any other national securities exchange, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the Managing Member, or (iii) if the security is not listed or admitted to trading on the New York Stock Exchange or any national securities exchange and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the Managing Member, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten days prior to the date in question) for which prices have been so reported; provided that if there are no bid and asked prices reported during the ten days prior to the date in question, the value of the security shall be determined by the Board of Directors acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event the security includes any additional rights (including any Rights), then the value of such rights shall be determined by the Board of Directors acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

        "Withheld Amount" means any amount required to be withheld by the Company to pay over to any taxing authority as a result of any allocation or distribution of income to a Member.

Exhibit A-6

 EXHIBIT B
MEMBERSHIP INTEREST CERTIFICATE

CERTIFICATE FOR
ARSR PE, LLC

Certificate Number	[ ] [Common Units] [Preferred Units]

        ARSR PE, LLC, a New York limited liability company (the "Company"), hereby certifies that ARBOR MULTIFAMILY LENDING, LLC or, to the fullest extent permitted by applicable law and in all events subject to the Agreement (as defined below), any successors and assigns (the "Holder") is the registered owner of 100% of the [common units] [preferred units] of the Company (the "Interests"). THE RIGHTS, POWERS, PREFERENCES, RESTRICTIONS (INCLUDING TRANSFER RESTRICTIONS) AND LIMITATIONS OF THE INTERESTS ARE SET FORTH IN, AND THIS CERTIFICATE AND THE INTERESTS REPRESENTED HEREBY ARE ISSUED AND SHALL IN ALL RESPECTS BE SUBJECT TO THE TERMS AND PROVISIONS OF THE ARTICLES OF ORGANIZATION DATED AS OF APRIL 20, 2016 AND THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT OF THE COMPANY, DATED AS OF July [    ], 2016, AS THE SAME HAVE BEEN OR MAY SUBSEQUENTLY BE AMENDED OR AMENDED AND RESTATED FROM TIME TO TIME (THE "AGREEMENT"). THE TRANSFER OF THIS CERTIFICATE AND THE INTERESTS REPRESENTED HEREBY IS RESTRICTED AS DESCRIBED IN THE AGREEMENT. By acceptance of this Certificate, and as a condition to being entitled to any rights and/or benefits with respect to the Interests evidenced hereby, the Holder is deemed to have agreed to comply with and be bound by all of the terms and conditions of the Agreement. The Company will furnish a copy of the Agreement to the Holder without charge upon written request to the Company at its principal place of business. The Company maintains books for the purpose or registering the transfer of Interests. In all events subject to the Agreement, transfer of any or all Interests can be effected only after compliance with all the relevant restrictions in the Agreement and the delivery of an endorsed Certificate to the Company, accompanied by an assignment in the form appearing on the reverse side of this Certificate, duly completed and executed by and on behalf of the transferor in such transfer, and an applicable for transfer in the form appearing on the reverse side of this Certificate, duly completed and executed by and on behalf of the transferee in such transfer.

        The Interests shall constitute a "security" within the meaning of, and governed by, (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of New York, and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.

        This Certificate shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws.

Exhibit B-1

        IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by                        its                         as of the date set forth below.

Dated:                        , 2016

ARSR PE, LLC, a New York limited liability company
By:
Name:
Title:

Exhibit B-2

 REVERSE SIDE OF CERTIFICATE
REPRESENTING INTERESTS OF
ARSR PE, LLC

        FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                    [print or typewrite the name of the transferee],                            [insert Social Security Number or other taxpayer identification number of transferee], the following specified percentage of Interests: [                  ] [insert percentage being transferred], and irrevocably constitutes and appoints                            as attorney-in-fact to transfer the same on the books and records of the Company, with full power of substitution in the premises.

Dated:	Signature:
(Transferor)
Address:

Exhibit B-3

 APPLICATION FOR TRANSFER OF INTERESTS

        The undersigned applicant (the "Applicant") hereby (a) applies for a transfer of the percentage of Membership Interests in the Company described above (the "Transfer") and applies to be admitted to the Company as a substitute member of the Company in accordance with the Agreement (as defined on the front side hereof), (b) agrees to comply with and be bound by all of the terms and provisions of the Agreement, (c) represents that the Transfer complies with the terms and conditions of the Agreement, (d) represents that the Transfer does not violate any applicable laws and regulations, and (e) agrees to execute and acknowledge such instruments (including, without limitation, a counterpart of the Agreement), in form and substance satisfactory to the Company, as the Company reasonably deems necessary or desirable to effect the Applicant's admission to the Company as a substitute member of the Company in accordance with the Agreement and to confirm the agreement of the Applicant to be bound by all the terms and provisions of the Agreement with respect to the Membership Interests in the Company described above. Initially capitalized terms used herein and not otherwise defined herein are used as defined in the Agreement.

        Subject to the Agreement, the Act and Article 8 of the Uniform Commercial Code, the Company (a) has determined that the Transfer described above is permitted by the Agreement, (b) hereby agrees to effect such Transfer and the admission of the Applicant as a substitute member of the Company, effective as of the date and time directed above, (c) agrees to record, as promptly as possible, in the books and records of the Company, the admission of the Applicant as a substitute member of the Company.

        IN WITNESS WHEREOF, the Transferee has caused this Certificate to be executed by                            its                     as of the date set forth below.

Dated:                  , 2016

By:
Name:
Title:

Exhibit B-4